UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive  Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.1a-11(c) or ss.240.1a-12

                          LIFE PARTNERS HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

        1)  Title of each  class of  securities  to which  transaction  applies:
            _____________
        2)  Aggregate  number of securities  to which  transaction applies:
            _____________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* _______________
        4)  Proposed maximum aggregate value of transaction: __________________
        5)  Total fee paid: ____________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount previously paid: ______________
        2)  Form, Schedule or Registration Statement No.: ______________
        3)  Filing Party: ________________
        4)  Date Filed: _________________


--------
        * Set forth amount on which the filing is calculated and state how it was determined.

                          LIFE PARTNERS HOLDINGS, INC.
                                   204 Woodhew
                                Waco, Texas 76710
                             Telephone: 800-368-5569
                                Fax: 254-751-1025


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               September 28, 2000


To the Shareholders:

        Life Partners Holdings, Inc. ("We" or the "Company") will hold an Annual Meeting of Shareholders (the "Annual Meeting") on Thursday, September 28, 2000, at 11:00 a.m., CT, at our corporate offices, 204 Woodhew, Waco, Texas. The Shareholders will meet to consider:

     (1)  Electing three directors,  each to serve for a  term  of one  year;

     (2) Approving the Life Partners Omnibus Equity Compensation Plan (the "Plan");

     (3) Approving an amendment to Articles of Organization increasing the number of shares of Common Stock authorized from 10,000,000 to 30,000,000 shares;

     (4) Ratifying the selection of Gray & Northcutt, Inc., as independent auditors of the Company for the year ending February 28, 2001; and

     (5) Transacting other business incident to the Annual Meeting.

        The record date for the Annual Meeting is August 24, 2000. Only Shareholders of record at the close of business on that date can vote at the Annual Meeting.

        We hope you will attend the Annual Meeting. If you do not plan to attend, please sign and return the enclosed proxy. To encourage the use of proxies, we have enclosed a self-addressed, postage-paid envelope for your use.


                                            Sincerely,


                                            /s/ R. Scott Peden
                                            -----------------------------
                                            R. Scott Peden
                                            Clerk (Secretary)

August 29, 2000

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                               September 28, 2000


        Life Partners Holdings, Inc. ("Life Partners", the "Company" or "We") welcomes you to the first Annual Meeting of Shareholders since Life Partners acquired IGE, Inc., a dormant, publicly-held Massachusetts corporation, in January 2000. Prior to acquiring IGE, we were a privately-held corporation.

        Life Partners is the parent company of Life Partners, Inc. ("LPI") and Extended Life Services, Inc. ("ELSI"). LPI is the oldest and one of the largest viatical settlement companies in the United States. To supplement LPI's viatical business, we acquired ELSI in January 2000 to engage in senior life settlement transactions, a strongly emerging market similar to our viatical settlement business. Our business is discussed more fully in the annual report accompanying this Proxy Statement.

        We are furnishing this Proxy Statement to inform our Shareholders about the upcoming Annual Meeting. To encourage Shareholder participation, we are soliciting proxies to be used at the Annual Meeting.

        We are mailing this Proxy Statement and the accompanying proxy card to Shareholders beginning August 29, 2000.

General Information

        Who Votes. If you hold shares as of the Record Date, August 24, 2000, you may vote at the Annual Meeting. On August 24, 2000, the Company had 8,705,356 shares of common stock outstanding. Each share is entitled to one vote.

        How To Vote. We will vote your shares for you if you send us a signed proxy before the Annual Meeting. You can tell us to vote for all, either, or none of the nominees for director. You can tell us to approve, disapprove, or abstain from voting on the stock option plan, the amendment to the Articles of Organization, the independent auditors or from transacting incidental business at the Annual Meeting. We have provided information about the director nominees, the stock option plan, the amendment to the Articles of Organization and the independent auditors in the following pages of this proxy statement.

        If you return a signed proxy, but do not tell us how you want to vote, we shall vote your shares "for" all director nominees and the other proposals.

        Canceling Your Proxy. You can cancel your proxy at any time before we vote your shares in any of three ways:

           (1) by giving the Clerk (Secretary) a written cancellation;

           (2) by giving a later signed proxy; or

           (3) by voting in person at the Annual Meeting.

        Counting the Necessary Votes. Directors are elected by a plurality of votes, which means that the director nominees for the positions to be filled (three positions) receiving the highest number of votes will be elected. To approve the amendment to the Articles of Organization, this item must receive the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. To approve the stock option plan and ratify the independent auditors, these items must receive a majority of the votes that could be cast at the Annual Meeting. If any incidental business is transacted at the Annual Meeting, the incidental business must receive a majority of the votes that could be cast at the Annual Meeting.

        The votes that could be cast are the votes actually cast plus abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal. Proxies submitted by brokers that do not indicate a vote for the proposal (usually because the brokers don't have discretionary voting authority and haven't received instructions as to how to vote) are not considered "shares present" and will not affect the outcome of the vote. These broker proxies are referred to as "broker non-votes".

        Incidental Business. Proxies customarily ask for authority to transact other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the election of directors and approval of the other proposals described in this Proxy Statement, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares as they think best unless you otherwise direct.


                                     ITEM 1
                              ELECTION OF DIRECTORS

        The Shareholders will elect three directors at this year's Annual Meeting. Each director will serve for a one-year term ending at the 2001 annual meeting or until he is succeeded by another qualified director who has been elected.

        We shall vote your shares as you tell us on the enclosed proxy form. If you sign, date, and return the proxy form, but don't tell us how you want your shares voted, we shall vote your shares for the election of the following nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

        The three nominees for director are presently members of the Board of Directors.

                The Company recommends voting "For" the nominees.

Biographical Information

        The following table sets forth the name and age of each director nominee and the year he became a director.

                                     Director
            Name              Age     Since              Position
            ----              ---    --------            --------

        Brian D. Pardo         57      2000     Chairman of the Board, President
                                                and Chief Executive Officer of
                                                Life Partners Holdings, Inc.

        R. Scott Peden         36      2000     Director, Clerk (Secretary) and
                                                General Counsel of Life Partners
                                                Holdings, Inc. and President of
                                                LIP and ELSI

        Brian C. Kelly         39      2000     Director



        The Director Nominees. The Board of Directors has nominated three candidates for election. If elected, these nominees will serve one-year terms. A brief summary of each director nominee's principal occupation, business affiliations and other information follows.

        Brian D. Pardo. Mr. Pardo is President and Chief Executive Officer of the Company, our primary operating subsidiaries. He has served as the CEO of LPI since its incorporation in 1991. Mr. Pardo is one of the pioneers of the viatical settlement and senior life settlement industries. He has been certified as an expert in the field of viatical settlements and has testified on that subject on numerous occasions. Mr. Pardo served our nation from 1964 through 1966 as a helicopter gunship pilot in Vietnam.

        R. Scott Peden. Mr. Peden is the General Counsel and Clerk (Secretary) of the Company and the President and Chief Operating Officer of our primary operating subsidiaries, LPI and Extended Life Services, Inc. Mr. Peden has served as Vice President and General Counsel for LPI since its incorporation in 1991. Mr. Peden has been certified as an expert in the field of viatical settlements and has testified on that subject on many occasions. He designed the structure of the viatical settlement transaction that is widely used throughout the industry. He holds a Bachelor of Arts degree from Trinity University and a Juris Doctor from Baylor University School of Law.

        Brian C. Kelly. Mr. Kelly is a partner in the law firm of Hawkins, Folsom, Muir & Kelly, Reno, Nevada, with which he has been associated since 1990. Mr. Kelly's practices in the area of corporate and patent law for both domestic and international clients. He is licensed to practice in the State of Nevada and the District of Columbia and is registered to practice before the U.S. Patent and Trademark Office. Mr. Kelly received a Bachelor of Science degree from Harvey Mudd College and his Juris Doctor from McGeorge School of Law - University of the Pacific. Mr. Kelly also holds a Master of Laws degree in corporate law from George Washington University Law School in Washington, D.C.

Other Executive Officers

        In addition to the executive officers who serve on the Board of Directors, we have the following executive officers:

        Michael T. Beste, age 43, serves as President of our Institutional Division and serves as the Company's primary contact with all institutional investors. Mr. Beste joined the Company in April 2000. Prior to his association with us, he served as Director of Finova Realty Capital in Dallas, Texas, where he worked with conduit lenders and equity investment firms to provide capital solutions for commercial real estate owners and developers. Mr. Beste has also worked in the area of commercial real estate financing and development for GMAC and served as President of the real estate finance and development firm of RWB Investments from 1991-1998. He holds a Bachelor of Science Degree in Business from Arizona State University.

        Kurt D. Carr, age 30, serves as the Vice President of LPI. He has worked for LPI since 1992 and served as Vice President of Policy Administration since 1996. Mr. Carr's duties include the review, underwriting and financial analysis of policies presented in order to determine whether the policies meet the criteria for purchase, whether an offer to purchase should be extended and the amount of any such offer. Mr. Carr holds a Bachelor of Business Administration degree in Finance from Baylor University.

Service on the Board

        Board Meetings and Committees. The Board of Directors held no meetings in 1999. Since we acquired control of the Company in January 2000, the Board has met three times. Management also periodically conferred with directors between meetings regarding Company affairs. In the meetings since January 2000, all directors attended 75% or more of the total aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

        Since acquiring the Company in January 2000, we have also formed a Compensation Committee, which is currently composed of Mr. Pardo (Chairman), Mr. Peden and Mr. Kelly. It has met once since its formation. It sets the compensation levels of the President of the Company and the Chief Executive Officer of LPI and ELSI, establishes a general framework for the short-term incentive program and administers the Omnibus Equity Compensation Plan. The Compensation Committee's report is set forth below.

        The Securities and Exchange Commission and Nasdaq recently adopted regulations relating to the formation and function of audit committees. The SEC regulations require that a company's independent auditors review the company's quarterly financial statements prior to filing with the SEC. The regulations also require that a company include in proxy statements relating to shareholder votes after December 15, 2000, an audit committee report addressing the committee's review and recommendations relating to annual audited financial statements and its discussions with the auditors regarding the auditors' independence. The new Nasdaq regulations relate to the independence of the audit committee members. These regulations apply to companies whose securities are quoted on the Nasdaq Stock Market. Our common stock is presently quoted on the Nasdaq Bulletin Board, which is not a part of the Nasdaq Stock Market. We expect to file an application for listing on the Nasdaq Stock Market and will become subject to these regulations.

        We anticipate forming an audit committee, which will consist of at least three independent directors. At present, only one of our directors, Mr. Kelly, is independent. We are searching for two additional persons who will qualify as independent directors. If we find such persons, the present directors will expand the Board to add such persons as directors to service until the next annual meeting of shareholders.

        The Board has not delegated its functions to any other standing committees, and thus has not created executive, nominating or other similar committees.

        Director Compensation. The Company does not compensate its directors. The Company reimburses all ordinary and necessary expenses incurred in the conduct of the its business.

        Indemnification of Directors and Officers. Under Massachusetts law, the Company may indemnify its directors and officers. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Massachusetts law further provides that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Articles of Organization, the Bylaws, any agreement, vote of Shareholders or disinterested directors or otherwise. Our Articles of Organization and Bylaws do not presently address the issue of indemnification.

                   OTHER INFORMATION ABOUT DIRECTORS, OFFICERS
                            AND CERTAIN SHAREHOLDERS

Beneficial Ownership of Directors, Officers and Certain Shareholders

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 10, 2000, by (i) each director of the Company, (ii) each named executive officer in the Summary Compensation Table, (iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares.

        Name of Director, Exeuctive Officer          Beneficial Ownership(1)
        or Shareholders Holding 5% or More,       Number of Shares    Percent
        -----------------------------------       ----------------    -------

       Brian D. Pardo                                 5,525,000(2)    55.25(2)
       Pardo Family Holdings, Ltd.
       R. Scott Peden                                   100,000         1.0
       Brian C. Kelly                                         0           0
       Michael T. Beste                                  25,000           *
       Kurt D. Carr                                      25,000           *
           All directors and named executive
             officers as a group (5 persons)          5,675,000       56.75
--------------

*    Less than one percent.

    (1) Shares of Common Stock that are not outstanding but that can be acquired by a person upon exercise of an option within 60 days are included in computing the percentage for such person, but are not included in computing the percentage for any other person. Disclosures regarding "beneficial ownership" are made as that term is defined under federal securities laws.

    (2) Pardo Family Holdings, Ltd. holds 3,792,772 shares of record and has a right to receive 1,732,228 shares that will revert to Pardo Family Holdings, Ltd. if not awarded under the Omnibus Equity Compensation Plan. In January 2000, Pardo Family Holdings, Ltd. contributed 3,000,000 shares held by it to fund the Plan. Any shares not awarded under the Plan by January 31, 2001, will revert to Pardo Family Holdings, Ltd. We anticipate that most or all of these shares will be awarded and that few if any will revert to Pardo Family Holdings, Ltd. Mr. Pardo is deemed to have beneficial ownership of the shares of Pardo Family Holdings, Ltd.

Executive Compensation

        We acquired the Company in January 2000. Prior to that time, the Company had no operations and did not compensate its officers.

        Mr. Brian D. Pardo, the President and Chief Executive Officer of the Company and Chief Executive Officer of LPI and ELSI, is paid an annual salary $450,000 and receives benefits, such as health insurance, in the manner generally afforded other personnel. Mr. Pardo has not received and does not hold any stock options. Pardo Family Holdings, Ltd., a company related to Mr. Pardo, contributed 3,000,000 shares held by it to fund the Omnibus Equity Compensation Plan. Shares under the Plan that are not awarded by January 31, 2001 will revert to Pardo Family Holdings, Ltd.

        Mr. Peden is paid an annual salary of $92,000. Mr. Peden received a stock option exercisable at $.01 per share in January 2000. The exercise price was above market at the date of grant. He exercised the option at the grant date and has no other options or rights to acquire shares.

        No  other   officers  of  the  Company  or  its   subsidiaries   receive
compensation in excess of $100,000 annually.

Compensation and Retirement Committee Report

        Composition. The Company recently formed the Compensation Committee (the "Committee") and delegated to it certain matters regarding executive compensation. The Committee is composed of three directors of the Company, Mr. Pardo (Chairman), Mr. Peden and Mr. Kelly.

        Compensation Approach. Beginning in 2001, the Committee will set the compensation levels of the President of the Company and the Chief Executive Officer of Life Partners, Inc. ("LPI") and Extended Life Services, Inc. ("ELSI"), the principal operating subsidiaries of the Company. The Committee will also establish a general framework for the short-term incentive program and administer the long-term incentive programs. It has adopted a set of guiding principles, which are designed to align executive compensation with management's execution of business strategies and initiatives as well as the achievement of long-term financial performance and growth in shareholder values. The principles are as follows:

     o The Company's salaries must reflect the contributions of each executive officer and the impact of those contributions on the business and financial success of the Company

     o The level of compensation should be competitive with the compensation paid to similarly skilled executives performing comparable functions within the Company's market area.

     o The Company will provide incentive compensation from time to time to motivate personnel to achieve specific financial and operating goals.

     o The Company will provide equity-based incentives for executive and senior officers and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as Shareholders as well as employees.

        Future compensation will be closely tied to performance and its impact on the growth in shareholder value. The primary components of executive compensation are base salary, short-term cash incentives and long-term equity incentives.

        Base Salary. The Company understands that base salaries must remain in a competitive range to attract and retain capable management. The Committee reviews these salary levels annually based on a subjective mix of the Company's performance, the executive's experience and contributions, and the levels of compensation received by similarly situated executives at comparable companies, and may increase the base salaries if the Committee deems an increase is warranted. The salaries of the other executive and senior officers are established by the CEO of LPI and ELSI, who evaluates these salaries in relationship to their respective levels of responsibility and contributions to the Company and based on the other criteria described by the Committee in this report. The beliefs of the CEO and the Committee regarding base salary levels are based on their collective knowledge and not on formal compensation surveys. Annual adjustments are made to maintain base salaries at competitive levels and to maintain an equitable relationship between the base salaries of executive and senior officers and overall merit increases for the Company's other employees. In the case of an executive or senior officer joining the Company, base salaries are also determined as one component of a total compensation package that is competitive with compensation granted by that officer's prior employer and/or other opportunities available to that officer.

        Annual Incentive Compensation. The Company provides annual incentive compensation in the form of bonuses. For bonuses paid to the CEO and the President, the Committee assesses incentives accorded comparable positions in other companies, the reporting of pre-tax profits for the year, a comparison of financial returns on equity and assets at comparable banking institutions, and limitations on the size of the bonus in relationship to the executive's base salary. It analyzes the bonus amount in relationship to the Company's broader corporate performance, its targeted growth objectives, and its results of operations. It also analyzes the bonus amount for the CEO and the President in relationship to the individual officer's responsibilities and his importance to the Company's operating strategy. For bonuses other than those paid to the CEO and the President, the CEO applies similar criteria to establish bonus amounts for the other executive and senior officers.

        Long-Term Incentive Compensation. To align the interests of its Shareholders and management, the Company adopted its Omnibus Equity Compensation Plan (the "Plan") to provide equity-based compensation to its management. The Company adopted its Plan in January 2000 following the change of control, and granted awards covering 932,772 shares of our common stock to employees and consultants. All of these options have been exercised and no employee options are presently outstanding. Initial stock option awards for management are individually determined at or prior to employment at levels that are designed to attract qualified personnel. Although the Company may make annual grants of options, it has chosen to concentrate the grants at the inception of employment and annual grants may not be a significant component of its compensation plan.

        The amount of individual option grants is determined based in part on competitive practices at other companies and on the Company's philosophy of significantly linking executive compensation with shareholder interests. In determining the size of individual grants, the Committee will also consider the number of shares subject to options previously granted to each executive or senior officer, including the number of shares that have vested and that remain unvested. The Committee believes that option grants by the Company to its management are comparable to the average range for similarly situated companies.

        Corporate Performance and Chief Executive Officer Compensation. Brian D. Pardo is the Chief Executive Officer of LPI and ELSI, the principal operating subsidiaries of the Company. LPI is the oldest and one of the largest viatical settlement companies in the United States. We acquired ELSI earlier this year to handle senior life settlements, which we expect to become a rapidly growing market. Mr. Pardo has guided LPI since its inception and is one of the pioneers of the viatical settlement industry and is expected to play a similar role in the development of senior life settlements. Because of Mr. Pardo's unique contributions to the viatical and senior life settlement industries, his continued involvement with the Company is extremely important.

        In determining Mr. Pardo's compensation, the Committee will consider Mr. Pardo's importance to the Company and its business strategy. In addition, the Committee will consider the Company's results of operations and financial condition and its performance in comparison to its competitors. The Committee does not anticipate awarding Mr. Pardo equity-based compensation in light of his substantial holdings of the Company's Common Stock.


Dated:  August 10, 2000                            The Compensation Committee of
                                                    Life Partners Holdings, Inc.

                                                             Mr. Pardo, Chairman
                                                                       Mr. Peden
                                                                       Mr. Kelly


        As permitted by SEC rules, the foregoing reporting is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-KSB.

Compensation Committee Interlocks and Insider Participation

        No executive officer or employee of the Company participated in Board decisions about executive compensation. No member of the Board and no employee of the Company serves or has served on the compensation committee (or Board of Directors of a corporation lacking a compensation committee) of a corporation employing a member of the Board.

Certain Transactions

        We contract with ESP Communications,  Inc., a corporation owned by Brian
D. Pardo's spouse, for post-settlement services. The services included periodic contact with viators and their health care providers through telephone calls and mailings, monthly checks of social security records to determine a viator's status, and with the independent escrow agent in the filing of death claims. ESP also provides facilities and various administrative personnel to us. Either party may cancel the agreement with a 30-day written notice. We currently pay ESP $10,000 per month for its services. For the years ended February 29, 2000 and February 28, 1999, we paid ESP approximately $91,000 and $94,500, respectively.

        When we acquired control of the Company on January 21, 2000, we granted options covering 922,772 shares to certain employees and consultants. These options had an exercise price of $.01 per share, which exceeded the then market price of the shares. These recipients immediately exercised the options by tendering promissory notes totaling $9,227.72. These notes bear interest at 8% per annum and are due on January 21, 2002.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        The Company is not aware of any required filings and transactions that were not reported timely in 1999.


                                     ITEM 2
                        OMNIBUS EQUITY COMPENSATION PLAN

        In January 2000, we adopted the Life Partners Holdings, Inc. Omnibus Equity Compensation Plan (the "Plan"). Under the Plan, we may grant to eligible participants incentive and non-qualified stock options and stock appreciation rights. We adopted the Plan to align the interest of our executive management with those of our Shareholders by providing incentives that are directly linked to the profitability of the Company's business and increases in Shareholder value. We also use the Plan for grants of equity-based awards to certain financial planners and others who refer settlement business to us. The Plan will form an important part of the Company's overall compensation program, and your Board of Directors recommends a vote "for" this proposal.

        The following summary of the main features of the Plan is qualified in its entirety by the complete text of the Plan, copies of which may be obtained by making a written request to the Company's Clerk (Secretary) and will be available at the Annual Meeting.

Eligibility

        The following persons are eligible for awards under the Plan: (i) employees of the Company; (ii) consultants who assist us in our operations;
(iii) those who refer sellers of life insurance policies or purchasers of such policies to us; and (iii) employees of referring parties. At present, we have granted stock options covering 920,000 shares of our Common Stock to 40 employees and consultants, and options covering 422,772 shares to referring parties. The option exercise prices were $.01 per share, which exceeded the market price of the shares on the date of grant. All of these options have been exercised, and we presently have no options outstanding. We granted these options believing that the recipients are responsible for or contribute to the management, growth and long-term profitability and value of the Company.

Administration

        The Plan provides for administration by a compensation committee appointed by the Board of Directors. Subject to the express provisions of the Plan, the Committee has broad authority to administer and interpret the Plan. It can determine who is eligible to participate in the Plan and to which of such persons, and when, awards are to be granted under the Plan, the number of shares of Common Stock subject to awards and the exercise price of such shares under an award, the extent of satisfaction of any performance goals applicable to awards, the terms of the agreements evidencing awards made under the Plan, and such other determinations deemed necessary or advisable for the administration of the Plan.

Stock Subject to the Plan

        The aggregate number of shares of the Company's Common Stock that can be issued under the Plan may not exceed 3,000,000 shares. Presently outstanding options and shares total 1,267,772 shares, and 1,732,228 shares remain available for issuance under the Plan. The Committee will adjust the number of shares under the Plan and under outstanding awards if the Company's Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than routine cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of shares issued under the Plan, only the number of shares of Common Stock actually issued upon exercise, vesting or settlement of an award and not returned to the Company upon cancellation, expiration or forfeiture of an award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an award shall be counted.

Awards

        The Plan authorizes the grant and issuance of the following types of awards: stock options (both incentive and non-qualified) and associated stock appreciation rights:

        Stock Options. Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. A participant subject to Section 16 is generally a director, executive officer or Shareholder having 10% or more of the Common Stock. Options granted under the Plan may be either incentive stock options ("Incentive Stock Options") qualifying under Section 422 of the Internal Revenue Code (the "Code") or options which are not intended to qualify as Incentive Stock Options ("Non-qualified Options"). We have not granted any Incentive Stock Options and do not intend to do so. Our ability to grant Incentive Stock Options is subject to Shareholder approval.

        The Plan does not fix the exercise price for options. The Code requires that options qualifying as Incentive Stock Options must have an exercise price of at least 100% of the fair market value of the Company's Common Stock on the date the option is granted. The Committee has further determined that any Non-qualified Options granted under the Plan will have an exercise price of at least 100% of the fair market value of the Company's Common Stock on the date the option is granted. All options previously granted under the Plan have had exercises prices that were at least 100% of the fair market value of the Company's Common Stock on the date the option was granted. The Company may make exceptions to its policy, such as in the case of granting new options in assumption and substitution of old options held by employees of a company acquired by the Company. To match the value of the old options, the exercise price of the new options may be above or below the fair market value of the Company's Common Stock on the date the new option is granted. In addition, if a participant is required to pay or forego cash compensation prior to receiving an option, the Committee may reduce the aggregate exercise price of the option by the amount paid or foregone.

        Stock Appreciation Rights. The Committee may grant at any time a stock appreciation right relating to an option. Upon the exercise of a stock appreciation right, the holder is entitled to receive a cash payment equal to the excess of the fair market value of a share of Common Stock or the offer price per share of Common Stock, whichever is higher, over the option price of the related option.

Transferability of Awards

        The Committee is responsible for determining the transferability of awards. Generally, an employee may assign or transfer an award to a spouse or relative or to entities, such as trusts, partnerships or corporations, in which the employee has a significant interest. Non-employee recipients may assign or transfer an award to any other person or entity if the Committee permits the transfer.

"Cashless Exercises" and Financing

        The Committee may provide financing to participants on such terms as the Committee determines in a principal amount sufficient to pay the exercise or purchase price under, and the taxes due with respect to, awards under the Plan. At present, we hold notes totaling $9,227.72, which we received for stock option exercises. These notes bear interest at 8% per annum and are due on January 21, 2002. Future stock option awards may entitle the participant to exercise his or her options or tax withholding amounts by tendering shares of Common Stock or exercisable options for Common Stock. The shares of Common Stock or exercisable options for Common Stock are valued based on the previous days' closing trading price. In the case of exercisable options, the credited value is the excess of the trading price over the exercise price.

Amendments and Termination

        The Committee may alter, amend, suspend or terminate the Plan, except that, unless otherwise approved by the Company's Shareholders, no such action may increase the total number of shares available for awards, reduce the minimum permissible exercise price, extend the ten-year duration of the Plan, or alter the class of participants eligible to receive awards under the Plan. No option granted under the Plan shall have a term of more than ten years from the date it is granted, and no awards shall be granted pursuant to the Plan after the Board of Directors terminates the Plan.

Summary of Federal Income Tax Consequences of Options

        The following is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws related to options under the Plan. This summary is not intended to be exhaustive and among other things, does not describe state or local tax consequences.

        Tax Deductibility. Any payments of cash, shares of Common Stock or other property in the nature of a dividend that a participant receives in connection with an award are included in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

        Non-qualified Options. The holder of a Non-qualified Option does not recognize income at the time the option is granted. When the Non-qualified Option is exercised, the holder recognizes ordinary income equal to the difference between the fair market value on the exercise date of the number of shares of Common Stock issued and their exercise price. The Company receives a deduction equal to the amount of ordinary income recognized by the holder. The holder's basis in the shares acquired upon exercise of an option is equal to their exercise price plus the ordinary income recognized upon exercise. Upon subsequent disposition of the shares, the holder will recognize capital gain or loss, which will be short-term or long-term, depending upon the length of time the shares were held since the date the Non-qualified Option was exercised. In recognition of the deduction the Company receives upon a holder's exercise, the Company may undertake to pay the holder an amount equal to his or her income tax liability.

        Incentive Stock Options. In general, the holder of an Incentive Stock Option will not be subject to tax at the time the Incentive Stock Option is granted or exercised. However, the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Stock Option over their exercise price is potentially subject to the alternative minimum tax. Upon disposition of the shares acquired upon exercise of an Incentive Stock Option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price for those shares, provided that the holder has not disposed of the shares within two years of the date the Incentive Stock Option was granted or within one year from the date the Incentive Stock Option was exercised. If the holder disposes of the Shares without satisfying both of the foregoing holding period requirements (a "Disqualifying Disposition"), the holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares on the date the Incentive Stock Option is exercised or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon how long the shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Stock Option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the holder recognizes ordinary income in a Disqualifying Disposition.

        Special Rules. To the extent a holder pays all or part of the option exercise price of a Non-qualified Stock Option by tendering shares of Common Stock already owned by the holder, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares surrendered. If the shares of Common Stock surrendered had previously been acquired upon the exercise of an Incentive Stock Option, the surrender of such shares may be a Disqualifying Disposition if the holding period requirements described above have not been satisfied with respect to such shares at the time of such exercise. The additional shares of Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. Under proposed Treasury regulations, if a holder exercises an Incentive Stock Option by tendering shares previously acquired on the exercise of an Incentive Stock Option, a Disqualifying Disposition may occur if the holding period requirements described above have not been satisfied with respect to such shares at the time of such exercise, and the holder may recognize income and be subject to other basis allocation and holding period requirements.

Shareholder Approval

        The affirmative vote of a majority of shares of Common Stock present and entitled to vote at the Annual Meeting is required to enable the grant of Incentive Stock Options under the Plan. If the Plan does not receive a majority vote, the presently outstanding Incentive Stock Options will become Non-qualified Options and no Incentive Stock Options will be issued.

          Your Board of Directors recommends voting "For" this proposal


                                     ITEM 3
                 PROPOSAL TO AMEND THE ARTICLES OF ORGANIZATION

        The Board of Directors has authorized the submission to the Shareholders for their approval of an Amendment to the Articles of Organization to provide for an increase in the number of shares of Common Stock authorized for issuance from 10,000,000 to 30,000,000. The text of the amendment is attached as Appendix
A. As of August 10, 2000, 8,755,356 shares of Common Stock were issued and outstanding and approximately 1,732,228 shares were reserved for issuance under the Company's Omnibus Equity Compensation Plan.

        The authorization of additional shares of Common Stock will enable us to meet our obligations under the Omnibus Equity Compensation Plan and outstanding options and to issue options, awards and warrants in the future. We believe an increase in the maximum number of authorized shares of Common Stock is also advisable at this time to provide for the availability of shares for issuance in the future if the need arises, such as in connection with stock splits, stock dividends, acquisitions, financings, stock ownership plans, and other appropriate corporate purposes. Although we have considered, and continue to consider from time to time, opportunities that may involve the issuance of shares of Common Stock, we have no present plans for the issuance of the additional shares proposed to be authorized by the amendment other than for the purposes for which shares are currently reserved as described above.

        The amendment, if approved, would not itself affect the relative equities of present Shareholders. However, if the amendment is approved, the Board will not be required to obtain further shareholder approval prior to the issuance of any such additional shares except as may be required by law, regulation, or stock market rules. The Shareholders do not have preemptive rights to purchase additional shares of Common Stock and any issuance of Common Stock on other than a pro rata basis may dilute the ownership interest of present Shareholders.

        Although an increase in the authorized shares of Common Stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the proposed amendment is not in response to any effort to accumulate our stock or to obtain control of the Company, nor is it part of a plan by management to recommend to the Board and Shareholders a series of amendments or changes that will have an anti-takeover effect.

        Approval of the Amendment to the Articles of Organization will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.

          Your Board of Directors recommends voting "For" this proposal


                                     ITEM 4
                            RATIFICATION OF AUDITORS

Vote on the Independent Auditors

        On the recommendation of the Audit Committee, the Board of Directors appointed Gray & Northcutt, Inc., independent certified public accountants, to audit the consolidated financial statements of the Company for the year ended February 28, 2001. The Company is advised that no member of Gray & Northcutt, Inc., has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Ratification of the Board's appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.

          The Board of Directors recommends voting "For" this proposal.

        If the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative from Gray & Northcutt, Inc., is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement, and will be available to respond to appropriate questions.


                   OTHER INFORMATION ABOUT THE ANNUAL MEETING

Other Matters Coming Before The Meeting

        As of the date of this Proxy Statement, the Company knows of no business to come before the Annual Meeting other than that referred to above. The Company's rules of conduct for the Annual Meeting prohibit the introduction of substantive matters not previously presented to the Shareholders in a proxy statement. As to other business, such as procedural matters, that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of the Company and its Shareholders.

Shareholder Proposals for the Next Annual Meeting

        Any Shareholder who wishes to present a proposal at the Company's 2001 Annual Meeting of Shareholders must deliver such proposal to the Clerk (Secretary) of the Company by January 31, 2001, for inclusion in the Company's proxy, notice of meeting, and proxy statement for the 2001 Annual Meeting.

Additional Information

        The Company will bear the cost of soliciting proxies. Officers and regular employees of the Company may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without compensation other than their regular compensation. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

        THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED FEBRUARY 29, 2000, WHEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO MR. R. SCOTT PEDEN, GENERAL COUNSEL, LIFE PARTNERS HOLDINGS, INC., 204 WOODHEW, WACO, TEXAS 76710. SHAREHOLDERS REQUESTING EXHIBITS TO THE FORM 10-KSB WILL BE PROVIDED THE SAME UPON PAYMENT OF REPRODUCTION EXPENSES.

                                              By Order of the Board of Directors


                                              /s/R. Scott Peden
                                              ----------------------------------
                                              R. Scott Peden
                                              Clerk (Secretary)
August 29, 2000

                                   Appendix A



                                                          FEDERAL IDENTIFICATION
                                                          NO.  14-2488828
                                                               ----------

                        THE COMMONWEALTH of MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

        We, Brian D. Pardo, President and R. Scott Peden, Clerk, of Life Partners Holdings, Inc., located at 291 Washington Street, Duxbury, MA 02332, certify that these Articles of Amendment affecting Article 3 of the Articles of Organization were duly adopted at a meeting held on ______________, 2000, by vote of: _______________ of common stock of __________________ outstanding, and being at least a majority of the common stock outstanding and entitled to vote thereon.

The total presently authorized is:

        TYPE                     NUMBER OF SHARES                 PAR VALUE
       Common:                      10,000,000                      $0.01


Change the total authorized to:

         TYPE                    NUMBER OF SHARES                 PAR VALUE
       Common:                      30,000,000                      $0.01


SIGNED UNDER THE PENALTIES OF PERJURY, this ______ day of ______________, 2000.


                                        Life Partners Holdings, Inc.

                                        By:/s/Brian D. Pardo
                                           ------------------------------------
                                           Brian D. Pardo, President



                                        By:/s/R. Scott Peden
                                           ------------------------------------
                                           R. Scott Peden, Clerk

LIFE PARTNERS HOLDINGS, INC.      This Proxy Is Solicited on Behalf of the Board
204 Woodhew                       of Directors
Waco, Texas 76710                 The undersigned hereby appoints Brian D. Pardo
                                  and R. Scott Peden as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Life Partners Holdings, Inc. held of record by the undersigned on August 24, 2000, at the Annual Meeting of Shareholders to be held on September 28, 2000, or any adjournment thereof.


1. ELECTION OF           FOR all nominees                 WITHHOLD AUTHORITY [ ]
    DIRECTORS            listed below [ ]
                        (except as marked                   to vote for all
                       to the contrary below)             nominees listed below

   (INSTRUCTION: To withhold authority to vote for any individual nominee strike through the nominee's name below.)
                 Brian D. Pardo, R. Scott Peden, Brian C. Kelly

2. Approval of the Life Partners Omnibus Equity Compensation Plan.

        FOR [ ]                   AGAINST [ ]                  ABSTAIN [ ]

3. Approving an amendment to Articles of Organization increasing the number of shares of Common Stock authorized from 10,000,000 to 30,000,000 shares.

        FOR [ ]                   AGAINST [ ]                  ABSTAIN [ ]

4. RATIFICATION OF GRAY & NORTHCUTT, INC., AS INDEPENDENT AUDITORS FOR 2000.

        FOR [ ]                   AGAINST [ ]                  ABSTAIN [ ]

                                     (OVER)

[page break]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATED:____________________________, 2000


                                        ----------------------------------------
                                                       (Signature)

                                        ----------------------------------------
                                               (Signature if held jointly)

                                            Please mark,  sign,  date and return
                                            this Proxy Card  promptly  using the
                                            enclosed envelope.